                             AMENDED AND RESTATED BYLAWS

                                          OF

                                   ZALE CORPORATION

                               (a Delaware corporation)

                                     ARTICLE I

                                    STOCKHOLDERS

    SECTION 1. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine; PROVIDED, HOWEVER, that the first annual meeting of the stockholders of the Corporation after the Effective Time shall be held as soon as practicable after the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K of the Corporation for the fiscal year ended March 31, 1994 but in no event later than July 31, 1994 or such earlier date as may be required under applicable law and the rules of any securities exchange on which the capital stock of the Corporation may be listed.

    SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of a majority of Board of Directors, by the Chairman of the Board of Directors or by the President or Secretary upon the written request of stockholders holding together at least 25% of all the outstanding shares of the Common Stock of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the place of such a meeting is not so specified, the meeting shall be held at the principal executive office of the Corporation.

    SECTION 3. NOTICE OF MEETINGS. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

    SECTION 4. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

    SECTION 5. QUORUM. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

    SECTION 6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

    SECTION 7. VOTING; PROXIES; REQUIRED VOTE. (a) At each meeting of stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed by the Board of Directors pursuant to Article VIII. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

    (b) Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

    (c) Stockholders may participate in a meeting of stockholders only in person or by proxy voted or acted upon by an individual attending in person. Participation by conference telephone or similar communications equipment in a meeting of stockholders shall not constitute presence in person at the meeting.

    SECTION 8. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

    SECTION 9. NOTICE OF STOCKHOLDER BUSINESS. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made or, in the case of an annual meeting, if earlier than such 10th day, the 60th day before the first anniversary of the later of (i) the next preceding annual meeting or
(ii) the Effective Date (as defined in the Plan). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    SECTION 10. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made or, in the case of an annual meeting, if earlier than such 10th day, the 60th day before the first anniversary of the later of (i) the last annual meeting or (ii) the Effective Date (as defined in the Plan). Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are owned of record by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    SECTION 11. ADJOURNMENT. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                      ARTICLE II

                                  BOARD OF DIRECTORS

    SECTION 1. GENERAL POWERS. Subject to paragraph (b) of Article SIXTH of the Certificate of Incorporation, the business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

    SECTION 2. QUALIFICATION; NUMBER; TERM; REMUNERATION. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the united States, or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be seven until the first annual meeting of stockholders after the Effective Time and thereafter shall be seven or such greater number (not to exceed nine) as the Board of Directors shall determine from time to time. One of the directors shall be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" or "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

    (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

    (c) Directors shall be paid their reasonable and necessary expenses, if any, of attendance at each meeting of the Board of Directors or any Committee thereof and, as shall be authorized by the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or any Committee thereof and a stated fee as director. No such payment shall preclude any director form serving the Corporation in any other capacity and receiving compensation therefore

    SECTION 3. QUORUM AND MANNER OF VOTING. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    SECTION 4. PLACES OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

    SECTION 5. ANNUAL MEETING. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

    SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

    SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or President or by a majority of the directors then in office.

    SECTION 8. NOTICE OF MEETINGS. Subject to Article XIV, notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing, delivering by facsimile transmission or telephoning the same or by delivering the same personally, in each case at least five days before the special meeting.

    SECTION 9. ORGANIZATION. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act, the Vice-Chairman, if any, or in the Vice-Chairman's absence or inability to act, the President, if he or she is a member of the Board of Directors, or in the President's absence or inability to act, any Vice-President who is a member of the Board of Directors, or in such Vice-President absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

    SECTION 10. RESIGNATION. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, at a special meeting of the stockholders, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

    SECTION 11. VACANCIES. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

    SECTION 12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

    SECTION 13. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director files his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or delivers such dissent to the Secretary of the Corporation in person, by mail or by telecopy immediately after the adjournment of the meeting or within a reasonable time after receipt of the minutes of such meeting at which the action was taken. Such right to dissent shall not apply to a director who voted in favor of such action.

    SECTION 14. MEETINGS BY TELEPHONE. Members of the Board or any committee of the directors may, at the election of the Chairman, participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                     ARTICLE III

                                   AUDIT COMMITTEE

    SECTION 1. DESIGNATION. The Board of Directors shall by a resolution adopted by a majority of the entire Board designate an Audit committee of not less than two directors who are not employees of the Corporation or any Subsidiary thereof. Members of the Audit Committee may be members of other committees of the Board of Directors. The members of the Audit committee shall elect a Chairman by the affirmative vote of a majority of such members.

    SECTION 2. POWERS. The power and authority of the Audit Committee shall, to the extent permitted by law, be to (i) initiate or review the results of an audit or investigation, at any time, into the business affairs of the Corporation and its Subsidiaries; (ii) review the Corporation's annual and quarterly reports; (iii) conduct pre-audit and post-audit reviews with the Corporation's management, financial employees and independent auditors; and (iv) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

    Management of the Corporation shall inform the Audit Committee regularly with respect to the business and financial condition of the Corporation and its Subsidiaries, and shall notify the Audit Committee promptly of (i) any proposed material change in accounting or financial reporting practices; (ii) any proposed change of independent auditors; and (iii) such other matters as may from time to time be designated by the Board of Directors.

    In connection with the performance of its duties, the Audit Committee shall have unrestricted access to and assistance from the officers, employees and independent auditors of the Corporation, and shall be furnished with such resources and support from the Corporation as the Audit Committee shall deem necessary. The Audit Committee shall have standing authority to employ, at the expense of the Corporation, such experts and professionals as the Audit Committee shall deem appropriate from time to time.

    SECTION 3. REPORTS. The Audit Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Audit Committee, but in any event, not less frequently than quarterly.

    SECTION 4. MEETINGS. Regular meetings of the Audit Committee shall be held not less frequently than quarterly. Special meetings of the Audit Committee way be called by or at the request of the Chairman of the Audit Committee or a majority of the members of the Audit Committee or the Board of Directors upon five Business Days, notice to the members (unless each member waives such notice before or after the meeting).

    Subject to Article XIV, a notice of the place, date and time and the purpose or purposes of such meeting of the Audit Committee shall be given by the Chairman of the Audit Committee and shall be given to each member by mailing, delivering by facsimile transmission, telephoning the same or by delivering the same personally, in each case at least five days before the meeting.

    The Audit Committee may hold its meetings at the principal office of the Corporation or at any other place upon which a majority of the committee may at any time agree.

                                   ARTICLE IV

                             COMPENSATION COMMITTEE

     SECTION 1. DESIGNATION. The Board of Directors shall by a resolution adopted by a majority of the entire Board designate a Compensation Committee of not less than two directors who are not employees of the Corporation or any Subsidiary thereof. Members of the Compensation Committee may be members of other committees of the Board of Directors. The members of the Compensation Committee shall elect a Chairman by the affirmative vote of a majority of such members.

     SECTION 2. POWERS. The power and authority of the Compensation Committee shall, to the extent permitted by law, be to (i) administer the Corporation's stock option plan and such other incentive compensation plans for which the Compensation Committee shall from time to time be designated as the administrator pursuant to resolution of the Board of Directors; (ii) subject to final decision by the entire Board of Directors, review proposed compensation of the Chief Executive Officer and, if and to the extent required by the rules and regulations promulgated under the Securities Exchange Act of 1934, other executive officers of the Corporation and its Subsidiaries; (iii) subject to final decision by the entire Board of Directors, consider senior management succession and related matters; (iv) prepare and disseminate an annual written Compensation Committee Report for presentation to the Board; and (v) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

     The Compensation Committee Report shall set forth such information as may be necessary to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and such other information as the committee determines.

     In connection with the performance of its duties, the Compensation Committee shall have unrestricted access to and assistance from the officers, employees and independent auditors of the Corporation, and shall be furnished with such resources and support from the Corporation as the Compensation Committee shall deem necessary or advisable. The Compensation Committee shall have standing authority to employ, at the expense of the Corporation, such experts and professionals as the Compensation Committee shall deem appropriate from time to time.

     SECTION 3. REPORTS. The Compensation Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Compensation Committee, but in any event, not less frequently than semi-annually.

     SECTION 4. MEETINGS. Regular meetings of the Compensation Committee shall be held not less frequently than semi-annually. Special meetings of the Compensation Committee may be called by or at the request of the Chairman thereof or a majority of the members thereof or the

Board of Directors, upon five Business Days' notice to the members (unless each member waives such notice before or after the meeting).

     Subject to Article XIV, a notice of the place, date and time and the purpose or purposes of such meeting of the Compensation Committee shall be given by the Chairman of the Compensation Committee and shall be given to each member by mailing, delivering by facsimile transmission, telephoning the same or by delivering the same personally, in each case at least five days before the meeting.

     The Compensation Committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the Compensation Committee may at any time agree.

                                   ARTICLE V

                              EXECUTIVE COMMITTEE

     SECTION 1. DESIGNATION. The Board of Directors may by a resolution adopted by a majority of the entire Board designate an Executive Committee of one or more directors. Members of the Executive Committee may be members of other committees of the Board of Directors. If the Executive Committee has more than one member, the members of the Executive Committee shall elect a Chairman by the affirmative vote of a majority of such members.

     SECTION 2. POWERS. The power and authority of the Executive Committee shall, to the extent permitted by law, be to (i) authorize the execution and delivery in the name of the Corporation of any power of attorney, consignment or purchase agreement, lease, construction or other contract, loan agreement, bond or other obligation or instrument, which power of attorney, agreement, lease, contract, bond, obligation or instrument (each, an "instrument") is entered into in the ordinary course of business and involves the payment, under such instrument and under any related instrument entered into by any Material Subsidiary similarly authorized, by the Corporation and such Material Subsidiary of an aggregate consideration of less than $2,500,000; (ii) authorize the opening of bank accounts; (iii) appoint or remove financial or other entities or persons as agents of the Corporation; (iv) authorize the filing of reports with governmental agencies; (v) appoint or remove officers of the Corporation other than the Chairman, the Vice-Chairman, if any, the President and Chief Executive Officer; and (vi) authorize such other transactions in the ordinary course of business of the Corporation so long as any such transaction or series of substantially related transactions involves the payment by the Corporation of an aggregate consideration of less than $2,500,000.

     SECTION 3. REPORTS. The Executive Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the

Executive Committee, but in any event, not less frequently than by the next succeeding meeting of the entire Board of Directors.

     SECTION 4. MEETINGS. If the Executive Committee has more than one member, special meetings of the Executive Committee may be called by or at the request of the Chairman of the Executive Committee or a majority of the members of the Executive Committee or the Board of Directors upon 24 hours' notice to members (unless each member waives such notice before or after the meeting).

     If the Executive Committee has more than one member, subject to Article XIV, a notice of the place, date and time and the purpose or purposes of such meeting of the Executive Committee shall be given by the Chairman of the Executive Committee and shall be given to each member by mailing, delivering by facsimile transmission, telephoning the same or by delivering the same personally, in each case at least 24 hours before the meeting.

     The Executive Committee may hold its meetings at the principal office of the Corporation or at any other place upon which a majority of the committee may at any time agree.

                                  ARTICLE VI

                              COMMITTEES GENERALLY

     SECTION 1. APPOINTMENT. The Board of Directors by a resolution adopted by a majority of the entire Board may from time to time appoint one or more committees, in addition to the Audit Committee, the Compensation Committee and the Executive Committee, for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of designation.

     SECTION 2. PROCEDURES - QUORUM AND MANNER OF ACTING. Each committee shall fix its own rules of procedure, and, except as otherwise provided in Articles III, IV and V, shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each member of a committee shall have one vote on all matters that come before the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

     SECTION 3. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

     SECTION 4. TERM; TERMINATION. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee designated by the Board of Directors.

     Any member of any committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board.

     Any vacancy in any committee occurring for any reason whatsoever may be filled in accordance with a resolution of a majority of the entire Board.

                                 ARTICLE VII

                                   OFFICERS

     SECTION 1. ELECTION AND QUALIFICATIONS. The Board of Directors shall elect the officers of the Corporation, which shall include a Chairman of the Board, a Vice-Chairman of the Board, if any, a President and a Secretary, and may include, by election or appointment, one or more Senior Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned consistent with the Bylaws of the Board of Directors or the President. Any two or more offices may be held by the same person, except the President may not also be the Secretary.

     SECTION 2. TERM OF OFFICE AND REMUNERATION. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. Subject to Article IV, the remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. RESIGNATION; REMOVAL. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

     SECTION 4. CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of

Directors. The Vice-Chairman of the Board of Directors shall assist the Chairman of the Board of Directors in the execution of his duties and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

     SECTION 5. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

     SECTION 6. SENIOR VICE-PRESIDENT. A Senior Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

     SECTION 7. TREASURER. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

     Subject to the provisions of Article III hereof, the Treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of accounts, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the Chief Executive Officer, the Board and the Audit Committee statements of account showing the financial position of the Corporation and the results of its operations.

     SECTION 8. SECRETARY. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

     SECTION 9. ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

                                    ARTICLE VIII

                                   BOOKS AND RECORDS

     SECTION 1. LOCATION. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. ADDRESSES OF STOCKHOLDERS. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

     SECTION 3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                      ARTICLE IX

                           CERTIFICATES REPRESENTING STOCK

     SECTION 1. CERTIFICATES; SIGNATURES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Senior Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

     SECTION 2. TRANSFERS OF STOCK. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. FRACTIONAL SHARES. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.


                                      ARTICLE X

                                      DIVIDENDS

     Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XI

                                  RATIFICATION

     Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                 ARTICLE XII

                                CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

                                 ARTICLE XIII

                                 FISCAL YEAR

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the 12 month period ending on March 31 in each year.

                                     ARTICLE XIV

                                   WAIVER OF NOTICE

     Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                      ARTICLE XV
                        BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.


     SECTION 1. BANK ACCOUNTS AND DRAFTS. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

     SECTION 2. CONTRACTS. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 3. PROXIES; POWERS OF ATTORNEY; OTHER INSTRUMENTS. Except as may otherwise be provided in the Certificate of Incorporation with respect to any Material Subsidiary, the Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. Except as may otherwise be provided in the Certificate of Incorporation with respect to any Material Subsidiary, the Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. Except as may otherwise be provided in the Certificate of Incorporation with respect to any Material Subsidiary, the Board of Directors, from time to time, may confer like powers upon any other person.

     SECTION 4. FINANCIAL REPORTS. The Board of Directors may appoint the primary financial officer or other fiscal officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                 ARTICLE XVI

                                 AMENDMENTS

     The Board of Directors shall have power to adopt, amend or repeal Bylaws in accordance with the Certificate of Incorporation. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders in accordance with the Certificate of Incorporation, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

                                 ARTICLE XVII

                                 MISCELLANEOUS

     All capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation.

Effective as of 12:00 noon, July 30, 1993.